From the President

December 14, 2017

TO: All Members

SUBJECT: 2018 Dividends

I would like to update you on discussions and decisions from this week’s Board meeting related to 2018 dividends. As we have discussed frequently in recent years, the Board and management are committed to returning a substantial portion of earnings to our membership in the form of dividends while maintaining prudent capitalization. In light of the Bank’s robust performance over many quarters, this summer and fall we undertook a reassessment of dividend payout levels and conducted a one-question survey seeking the membership’s preference for a fixed/stated percentage (the current method) versus a target spread to a market rate such as LIBOR.

Management’s assessment, combined with the survey results, informed the Board’s considerations. As always, we recognize that a consistent predictable dividend is desirable to our membership. Further, as reflected in the survey, a substantive majority of the participants prefer to keep the dividend at a fixed/stated percentage.

Based on all of this, the Board expects to increase the dividend rates in February 2018 and anticipates maintaining similar rates for dividends paid in 2018. Of course, market and other conditions can be unpredictable, and their impact on the Bank’s results of operations and financial condition may result in lower dividend rates than anticipated. The precise amount of the increase has not yet been determined; however, it is anticipated that the current annualized rates of 5.0 percent on activity stock and 2.0 percent on membership stock, as paid in the past seven quarters, will both increase to a meaningful degree.

We trust this letter will be good news to our membership.

Sincerely,

Winthrop Watson
President and Chief Executive Officer

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at http://www.sec.gov.